Exhibit 99.1

Investor Contact:
Dominick Ragone
Chief Financial Officer
(646) 861-7500

For Release:  November 8, 2010

Icahn Enterprises L.P. Intends to Offer New Senior Debt

(New York, New York, November 8, 2010) – Icahn Enterprises L.P. (NYSE: IEP) –  Icahn Enterprises L.P. announced today that it, together with Icahn Enterprises Finance Corp., intends to offer $500 million in principal amount of senior debt securities for issuance in a private placement not registered under the Securities Act of 1933, as amended.  The proceeds from the offering will be used for general corporate purposes.  There can be no assurance that the issuance and sale of any debt securities will be consummated.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the debt securities.  Any debt securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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Icahn Enterprises L.P. (NYSE: IEP), a master limited partnership, is a diversified holding company engaged in seven primary business segments:  Investment Management, Automotive, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment management activities, including the nature of the investments made by the private funds we manage, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our railcar operations, including the highly cyclical nature of the railcar industry; risks related to our food packaging activities, including the cost of raw materials and fluctuations in selling prices;  risks related to our scrap metals activities, including potential environmental exposure and volume fluctuations; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.